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                                                                  Exhibit 4.06

                         EXODUS COMMUNICATIONS, INC.
                     NONQUALIFIED STOCK OPTION AGREEMENT

     This Stock Option Agreement ("Agreement") is made and entered into as of
                                   ---------
the Date of Grant set forth below (the "Date of Grant") by and between Exodus
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Communications, Inc., a Delaware corporation (the "Company"), and the Optionee
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named below ("Optionee").  Capitalized terms not defined herein shall have the
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meanings ascribed to them in the Company's 1998 Equity Incentive Plan, as amended (the "Plan").
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Optionee:                              James J. McInerney
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Social Security Number:
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Address:
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Total Option Shares:                   150,000
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Exercise Price Per Share:              $23.875
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Date of Grant:                         10/26/1998
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Vesting Start Date:                    10/26/1998
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Expiration Date:                       10/26/2008
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     1.   Grant of Option.  The Company hereby grants to Optionee an option
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(this "Option") to purchase the total number of shares of Common Stock of the
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Company, $0.001 par value, set forth above as Total Option Shares (the "Shares")
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at the Exercise Price Per Share set forth above (the "Exercise Price"), subject
                                                      --------------
to the terms and conditions of this Agreement. This Option is intended to be a "nonqualified stock option."


     2.   Vesting and Exercise Periods
          ----------------------------

          2.1    Vesting and Exercise Periods of Option.  This Option shall be
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exercisable as it vests. Subject to the terms and conditions of this Agreement, this Option shall become exercisable as to portions of the Shares as follows:
(a) this Option shall not be exercisable with respect to any of the Shares until the expiration of three (3) months from the Vesting Start Date or January 26, 1999 (the "First Vesting Date"); (b) if Optionee has continuously provided services to the Company, at all times during the time period beginning on the Vesting Start Date and ending on the First Vesting Date, then on the First Vesting Date, this Option shall become exercisable as to Six percent (6%) of the Shares (9,000 Shares); and (c) thereafter this Option shall become exercisable as to an additional Two percent (2%) of the Shares (3,000 Shares) upon the expiration of each full calendar month for the next succeeding Forty-seven (47) months
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provided that Optionee has continuously provided services to the Company at all times during the relevant month; and provided further that this Option shall cease to vest upon Optionee's Termination and that Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company's Common Stock greater than the "Total Option Shares." For purposes of this Option, Optionee will be deemed to continue in service with the Company for so long as Optionee renders services as an employee, director or independent consultant to the Company or any Subsidiary or Parent of the Company.

          2.2    Vesting Continuation on Involuntary Termination.
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Notwithstanding the requirement set forth in Section 2.1 hereof that Optionee continue to render services to vest in this Option and pursuant to the terms of the Executive Employment Policy, in the event of the "Involuntary Termination" of Optionee as defined in the Executive Employment Policy, Optionee shall continue to vest in this Option in accordance with the schedule set forth in
Section 2.1 hereof as if Optionee had remained in service for a period of six
(6) months following such Involuntary Termination.

          2.3    Vesting Acceleration on Change of Control.  Pursuant to the
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terms of the Executive Employment Policy, immediately prior to a "Change of
Control", as defined in the Executive Employment Policy and set forth in this
Section 2.3, Optionee shall become vested in Fifty percent (50%) of the Shares that have not yet vested pursuant to the schedule set forth in Section 2.1 hereof. For purposes of this Section 2.3 "Change of Control" means, the occurrence of any of the following events: (a) a merger or consolidation involving the Company in which the shareholders of the Company immediately prior to such merger or consolidation own less than fifty percent of the voting power of the surviving corporation; (b) the sale of all or substantially all of the assets of the Company; or (c) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becoming the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities representing more than fifty percent of the voting power of the Company then outstanding.

          2.4    Expiration.  This Option shall expire on the Expiration Date
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set forth above and must be exercised, if at all, on or before the Expiration
Date.

     3.   Termination.  The following provisions shall govern the exercise of
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this Option in the event the Optionee is Terminated:

          3.1    Termination for Any Reason Except Death, Disability or Cause.
                 -------------------------------------------------------------
If Optionee is Terminated for any reason except Optionee's death, Disability or Cause, then this Option, to the extent (and only to the extent) that it is vested in accordance with the schedule set forth in Section 2.1 hereof on the Termination Date, may be exercised by Optionee no later than three (3) months after the later of: (a) the Termination Date or (b) the last day of the vesting continuation period set forth in Section 2.1 hereof. In no event may Optionee exercise this Option after the Expiration Date.

          3.2    Termination Because of Death or Disability.  If Optionee is
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Terminated because of death or Disability of Optionee (or the Optionee dies within three (3) months after Termination other than for Cause or because of Disability), then this Option, to the extent that it

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is vested in accordance with the schedule set forth in Section 2.1 hereof on the
Termination Date, may be exercised by Optionee (or Optionee's legal representative or authorized assignee) no later than twelve (12) months after the later of: (a) the Termination Date or (b) the last day of the vesting continuation period set forth in Section 2.1 hereof. In no event may Optionee exercise this Option after the Expiration Date.

          3.3    Termination for Cause.  If Optionee is Terminated for Cause,
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this Option will expire on the Optionee's date of Termination.

          3.4    No Obligation to Employ.  Nothing in this Agreement shall
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confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee's employment or other relationship at any time, with or without Cause.

          3.5    Termination.  For purposes of this Section 3, Optionee shall
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not be deemed Terminated nor shall a Termination be deemed to have occurred for so long as Optionee continues to render services as an employee, director or independent consultant to the Company or any Subsidiary or Parent of the Company and for so long as Optionee is entitled to continued vesting pursuant to Section
2.2 hereof.

     4.   Manner of Exercise
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          4.1    Stock Option Exercise Agreement.  To exercise this Option,
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Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as may be approved by the Company from time to time (the "Exercise Agreement"), which
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shall set forth, inter alia, Optionee's election to exercise this Option and the
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number of Shares being purchased. If someone other than Optionee exercises this
Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

          4.2    Limitations on Exercise.  This Option may not be exercised
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unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares, unless it is exercised as to all Shares as to which this Option is then exercisable.

          4.3    Payment.  The Exercise Agreement shall be accompanied by full
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payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

     (a)  by cancellation of indebtedness of the Company to the Optionee;

     (b) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144, and if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect

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          to such shares, or were obtained by Optionee in the open public market; and (2) are clear of all liens, claims, encumbrances or security interests;

     (c) by waiver of compensation due or accrued to Optionee for services rendered;

     (d) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Optionee irrevocably elects to exercise this
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          Option and to sell a portion of the Shares so purchased to pay for the
          Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company, or (2) through a "margin" commitment from Optionee and a NASD
                   --
          Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

     (e)  by any combination of the foregoing.

          4.4    Tax Withholding.  In connection with the issuance of the Shares
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upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares issuable upon exercise.

          4.5    Issuance of Shares.  Upon the exercise of this Option in
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accordance with this Section 4, the Company shall issue the purchased Shares registered in the name of Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

     5.   Compliance with Laws and Regulations.  The exercise of this Option and
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the issuance and transfer of Shares shall be subject to compliance by the
Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer.

     6.   Nontransferability of Option.  This Option may not be transferred in
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any manner other than by will or by the laws of decent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successor and assigns of Optionee.

     7.   Tax Consequences.  Set forth below is a brief summary as of the Date
          ----------------
of Grant of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS

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AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR
BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          7.1    Exercise of Nonqualified Stock Option. Optionee will be treated
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as having received compensation income (taxable at ordinary income tax rates)
equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

          7.2    Disposition of Shares.  If the Shares are held for more than
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twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of this Option, any gain realized on disposition of the Shares will be treated as a long-term capital gain for federal income tax purposes.

     8.   Privileges of Stock Ownership.  Optionee shall not have any of the
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rights of a stockholder with respect to any Shares until Optionee exercises this
Option and pays the Exercise Price.

     9.   Entire Agreement.  This Agreement constitutes the entire agreement of
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the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

     10.  Notices.  Any notices required to be given or delivered to the Company
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under the terms of this Agreement shall be in writing and addressed to the
Corporate Secretary of the Company at the Company's principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon; personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

     11.  Successor and Assigns.  The Company any assign any of its rights under
          ---------------------
this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

     12.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California.

     13.  Acceptance.  Optionee hereby acknowledges receipt of this Agreement.
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Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.


EXODUS COMMUNICATIONS, INC.            OPTIONEE


By______________________________       ____________________________
                                       James J. McInerney


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